As filed with the Securities and Exchange Commission on March 2, 2009	Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SCIENTIFIC GAMES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	81-0422894 (I.R.S. Employer Identification Number)

750 Lexington Avenue, 25th Floor

New York, New York  10022

(Address of Principal Executive Offices)

SCIENTIFIC GAMES CORPORATION

2003 INCENTIVE COMPENSATION PLAN

(Full Title of the Plan)

Ira H. Raphaelson, Esq.

Scientific Games Corporation

750 Lexington Avenue, 25th Floor

New York, New York  10022

(Name and Address of Agent for Service)

(212) 754-2233

(Telephone Number, Including Area Code,

of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registaration Fee
Class A Common Stock, par value $0.01 per share (“Class A Common Stock”)	3,000,000	$11.39(2)	$34,170,000	$1,342.88

(1)   This registration statement (this “Registration Statement”) is being filed with the Securities and Exchange Commission to register 3,000,000 shares of Class A Common Stock which may be issued under the Registrant’s 2003 Incentive Compensation Plan, as amended and restated in June 2008 (as the same may be further amended from time to time).

(2)   Estimated, solely for the purpose of calculating the registration fee, pursuant to Rules 457(c) and 457(h)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), based on the average of the high and low sales prices for the Class A Common Stock reported on the Nasdaq Global Select Market on February 27, 2009, which is within five (5) business days prior to the date of this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required to be contained in the Section 10(a) prospectus is omitted from this Registration Statement pursuant to Rule 428 of the Securities Act and the note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference in this Registration Statement the following documents:

•      The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed on March 2, 2009;

•      The Registrant’s Current Report on Form 8-K, filed on February 27, 2009;

•      The description of the Registrant’s Class A Common Stock contained in the latest registration statement of the Registrant with respect to such Class A Common Stock filed under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description;

•      All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to above; and

•      All documents subsequently filed by the Registrant with the Securities and Exchange Commission (“SEC”)  pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

The Registrant will furnish to each person, including any beneficial owner, to whom this document is delivered, without charge, a copy of any or all of the information that has been incorporated by reference (including any exhibits that are specifically incorporated by reference in that information) upon oral or written request to:

Scientific Games Corporation
750 Lexington Avenue, 25th Floor
New York, New York 10022
(212) 754-2233
Attn:  Corporate Secretary

The documents may also be accessed on the SEC’s web site without charge at www.sec.gov.

Item 4.   Description of Securities.

Not applicable.

Item 5.   Interests of Named Experts and Counsel.

The validity of the shares of Class A Common Stock offered hereby has been passed upon for the Registrant by Ira H. Raphaelson, Vice President, General Counsel and Secretary of the Registrant.  Mr. Raphaelson owns 43,742 shares of Class A Common Stock, 107,094 shares of Class A Common Stock underlying unvested restricted stock units, and options to purchase 295,605 shares of Class A Common Stock.

Item 6.   Indemnification of Directors and Officers.

The General Corporation Law of the State of Delaware (the “DGCL”) at Section 102(b)(7) enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.

The DGCL, at Section 145, provides, in pertinent part, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving another corporation, partnership, joint venture, trust or other enterprise, at the request of the corporation, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Lack of good faith, or lack of a reasonable belief that one’s actions are in or not opposed to the best interest of the corporation, or with respect to any criminal action or proceeding, lack of reasonable cause to believe one’s conduct was unlawful is not presumed from the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or nolo contendere plea or its equivalent. In addition, the indemnification of expenses (including attorneys’ fees) is allowed in derivative actions, except no indemnification is allowed in respect of any claim, issue or matter as to which any such person has been adjudged to be liable to the corporation, unless and only to the extent the Court of Chancery or the court in which such action or suit was brought decides that indemnification is proper. To the extent that any such person succeeds on the merits or otherwise in defense of any of the above described actions or proceedings, he shall be indemnified against expenses (including attorneys’ fees). The determination that the person to be indemnified met the applicable standard of conduct, if not made by a court, is made by the Board of Directors of the corporation by a majority vote of a quorum consisting of directors not party to such an action, suit or proceeding or, if a quorum is not obtainable or a disinterested quorum so directs, by independent legal counsel in a written opinion or by the stockholders. Expenses may be paid in advance upon the receipt of undertakings to repay. A corporation may purchase indemnity insurance.

The Certificate of Incorporation of the Registrant provides at Article NINTH that no director of the Registrant shall be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty to the fullest extent allowed by Delaware law.  The Registrant’s Bylaws at Article VII provide that the Registrant shall indemnify all allowed persons for liabilities and expenses to the fullest extent allowed by Delaware law.

The Registrant maintains officers’ and directors’ liability insurance, as permitted by Article VII of the Registrant’s Bylaws, which insures against liabilities that officers and directors of the Registrant and its subsidiaries may incur in such capacities.

Item 7.   Exemption from Registration Claimed.

Not applicable.

Item 8.   Exhibits.

Exhibit Number	Description

5.1	Opinion of counsel as to validity of the shares of Class A Common Stock covered by this Registration Statement.

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Reconta Ernst & Young S.p.A., Independent Registered Public Accounting Firm.

23.3	Consent of counsel (included in Exhibit 5.1 above).

24.1	Power of Attorney (contained in Signature Page hereto).

Item 9.   Undertakings.

(a)   The undersigned Registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on this 2nd day of March, 2009.

SCIENTIFIC GAMES CORPORATION

/s/ Joseph R. Wright
Joseph R. Wright, Vice Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Scientific Games Corporation, hereby severally constitute and appoint Joseph R. Wright, Ira H. Raphaelson and DeWayne E. Laird, and each of them singly, our true and lawful attorneys-in-fact, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement and any other registration statement (and any amendment thereto) filed with the Securities and Exchange Commission with respect to the plan listed on the face of this registration statement and generally do all things in our names and on our behalf in such capacities to enable Scientific Games Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on March 2, 2009 in the capacities indicated.

Signature	Title

/s/ Joseph R. Wright	Vice Chairman of the Board and Chief Executive Officer, and
Joseph R. Wright	Director (principal executive officer)

/s/ DeWayne E. Laird	Vice President and Chief Financial Officer (principal financial
DeWayne E. Laird	officer)

/s/ Stephen L. Gibbs	Vice President, Chief Accounting Officer and Corporate
Stephen L. Gibbs	Controller (principal accounting officer)

/s/ A. Lorne Weil	Chairman of the Board and Director
A. Lorne Weil

/s/ Peter A. Cohen	Director
Peter A. Cohen

/s/ Gerald J. Ford	Director
Gerald J. Ford

/s/ J. Robert Kerrey	Director
J. Robert Kerrey

/s/ Eric M. Turner	Director
Eric M. Turner

/s/ Ronald O. Perelman	Director
Ronald O. Perelman

/s/ Barry F. Schwartz	Director
Barry F. Schwartz

/s/ Michael J. Regan	Director
Michael J. Regan

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of counsel as to validity of the shares of Class A Common Stock covered by this Registration Statement.

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Reconta Ernst & Young S.p.A., Independent Registered Public Accounting Firm.

23.3	Consent of counsel (included in Exhibit 5.1 above).

24.1	Power of Attorney (contained in Signature Page hereto).